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                                                                    EXHIBIT 10.7



                               LAFARGE CORPORATION

                          OPTIONAL STOCK DIVIDEND PLAN

                                 SEPTEMBER 1999



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                                TABLE OF CONTENTS

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PRINCIPAL FEATURES AND BENEFITS..................................................   1

THE PLAN - DESCRIPTION, TERMS AND CONDITIONS.....................................   4

        ELIGIBLE SHARES..........................................................   4
        PARTICIPATION............................................................   4
        ELIGIBLE STOCKHOLDERS....................................................   4
        ENROLLMENT...............................................................   5
        VALUATION AND PRICE OF ADDITIONAL SHARES OF COMMON STOCK.................   6
        CERTIFICATES FOR ADDITIONAL SHARES OF COMMON STOCK.......................   6
        STATEMENTS OF ACCOUNT....................................................   7
        TERMINATION OF PARTICIPATION.............................................   8
        STOCKHOLDER VOTING.......................................................   9
        RIGHTS OFFERINGS, STOCK SPLITS AND STOCK DIVIDENDS.......................   9
        RESPONSIBILITIES OF THE CORPORATION AND THE PLAN AGENT...................  10
        RISK OF MARKET PRICE FLUCTUATIONS........................................  10
        AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
               OF THE PLAN.......................................................  10
        NOTICES..................................................................  10
        ADMINISTRATION FEES......................................................  11
        APPLICATION OF FUNDS.....................................................  11
        PRINCIPAL STOCKHOLDER....................................................  11
        EFFECTIVE DATE...........................................................  11

TAX CONSIDERATION................................................................  11

        U.S. FEDERAL INCOME TAX CONSIDERATIONS...................................  12
        CANADIAN INCOME TAX CONSIDERATIONS.......................................  13
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THIS CIRCULAR DESCRIBES THE OPTION AVAILABLE TO HOLDERS OF SHARES OF COMMON
STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK"), OF LAFARGE CORPORATION (THE
"CORPORATION") OR OF SHARES OF ANY OTHER CLASS OR SERIES OF STOCK OF THE
CORPORATION DESIGNATED BY THE BOARD OF DIRECTORS, TO RECEIVE PAYMENT OF THEIR
DIVIDENDS ON SUCH SHARES IN THE FORM OF NEW SHARES OF COMMON STOCK ISSUED AS
STOCK DIVIDENDS (THE "PLAN").


                         PRINCIPAL FEATURES AND BENEFITS

AVAILABILITY. This Plan is available to registered holders of shares of Common Stock or shares of any other class or series of stock of the Corporation which have been determined from time to time to be eligible to participate in the Plan by the Board of Directors of the Corporation (collectively, the "Eligible Shares"). The Corporation will promptly notify the stockholders of any such additional class or series of stock which the Board of Directors has determined to be eligible to participate in the Plan.

PARTICIPATION. Any holder of record of Eligible Shares may participate in the program at any time by signing an Authorization Form and returning it to EquiServe Trust Company, N.A. as the agent designated by the Corporation to administer the Plan (the "Plan Agent").

FRACTIONAL SHARES. The Plan allows fractions of shares of Common Stock to be credited to a Participant's account.

NO BROKERAGE COMMISSIONS. Participants will pay no brokerage commissions. Administrative charges for the operation of the Plan by the Plan Agent will be paid by the Corporation.

HOLDING OF NEW SHARES. The additional shares of Common Stock issued under the Plan will be held for Participants by the Plan Agent. Such shares will be registered in the name of the Plan Agent or its nominee.

STATEMENTS OF ACCOUNT. Statements of account will be sent to all Participants by the Plan Agent following each dividend payment date.

TERMINATION OF PARTICIPATION. Participation in the Plan can be terminated at any time upon written notice to the Plan Agent.

TAX IMPLICATIONS. In general, dividends paid by the Corporation, whether in cash or stock, to United States citizens, residents and corporations will be subject to United States tax in the hands of the recipient at the ordinary income rates on the amount of cash or the full fair market value of the stock.


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BEGINNING OF PARTICIPATION. Participation in the Plan becomes effective on the next declaration date for dividends declared on the Eligible Shares following receipt by the Plan Agent of a duly completed Authorization Form. Stockholders who wish to participate in the Plan with respect to the payment of a particular dividend must have their completed Authorization Forms in the hands of the Plan Agent in advance of such DIVIDEND DECLARATION DATE, which is expected to be approximately two weeks prior to the record date for payment of such dividend.

EFFECT OF PARTICIPATION. A stockholder who chooses to participate in the Plan (a "Participant") elects thereby to receive new shares of Common Stock of the Corporation which will be issued by the Corporation as stock dividends in lieu of cash dividends on all the Eligible Shares of a class or series registered in the name of such stockholder (including shares of Common Stock previously acquired by such Participant pursuant to the Plan), less any applicable withholding tax. Shares of Common Stock issued as stock dividends under the Plan will be valued at 95% of the Average Market Price (as defined herein) for shares of Common Stock.

        In general, dividends paid by the Corporation, whether in cash or stock, to a United States citizen or resident will not be subject to backup tax withholding unless such person fails to certify as to no loss of exemption from backup withholding or otherwise fails to comply with the backup withholding rules. United States corporations are not subject to backup withholding.

        Dividends paid, whether in cash or stock, to United States citizens, residents or corporations generally will be subject to tax at ordinary income rates in an amount equal, in the case of individuals, to the amount of the cash or the full fair market value of the stock on the date of distribution, and in the case of corporations, in a net amount equal to 30% of the cash or such value. In addition, a Participant will recognize gain or loss when shares received as stock dividends are sold or exchanged by the Participant after receipt of certificates for such shares or withdrawal from or termination of the Plan. The amount of such gain or loss will equal the difference between the amount which the Participant receives for the shares and the tax basis therefor. Such gain or loss will be capital gain or loss, provided the Participant holds such shares as a capital asset on the date of sale or exchange. Capital gains recognized after 1987 will be taxed at ordinary income rates.

        In general, dividends paid by the Corporation, whether in cash or stock, to persons other than United States citizens, residents and corporation will be subject to withholding of United States tax on the amount of cash or the full fair market value of the stock.

        Stock dividends received by Canadian resident individuals generally will be taxed as dividends by Canada. The amount to be included in income is limited, however, to the increase in the paid-up capital of the Corporation resulting from the issue of the shares as a stock dividend. Stock dividends received by corporations and mutual fund trusts generally will not be taxed as dividends by Canada. The United States withholding tax

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paid will also be regarded as a taxable cash dividend, but the tax may be creditable against Canadian taxes within prescribed limitations or deductible from income. Cash dividends received from the Corporation by Canadian residents who do not elect to participate in the Plan will generally be fully taxable in Canada. United States withholding tax on the dividends will be eligible for foreign tax credits or deductions where applicable.

        The foregoing constitutes only a summary of the Plan. The Plan, its terms and conditions and the tax considerations applicable thereto are described in the following pages of this Circular and you are advised to read them carefully before completing an authorization form. Questions regarding the Plan can be addressed to the Plan Agent.

        If any interpretation of the Plan is required, the text of the section entitled "The Plan - Description, Terms and Conditions" shall govern.


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                                    THE PLAN

                        DESCRIPTION, TERMS AND CONDITIONS


ELIGIBLE SHARES

        Shares of Common Stock, par value $1.00 per share (the "Common Stock"), or shares of any other class or series of stock of Lafarge Corporation (the "Corporation") which have been determined from time to time to be eligible to participate in the Optional Stock Dividend Plan (the "Plan") by the Board of Directors of the Corporation (collectively, the "Eligible Shares") are eligible to participate in the Plan. The Corporation will promptly notify the stockholders of any such additional class or series of stock which the Board of Directors has determined to be eligible to participate in the Plan.

PARTICIPATION

        Except as provided under "Eligible Stockholders" below, a registered holder of Eligible Shares (a "Stockholder") may participate in the Plan with respect to any class or series of Eligible Shares that he or she holds. Participation by a Stockholder in the Plan with respect to a particular class or series of Eligible Shares may only be made (as indicated on the enclosed Authorization Form) in respect of all, but not part of, the Eligible Shares of that class or series held by such Stockholder.

ELIGIBLE STOCKHOLDERS

        Stockholders who are residents of Canada or the United States are eligible to participate in the Plan. A Stockholder residing outside Canada and the United States is also eligible to participate in the Plan unless the Corporation or EquiServe Trust Company, N.A., as the agent designated by the Corporation to administer the Plan (the Plan Agent"), has reason to believe that such participation is not, at the time, permitted under the laws of the jurisdiction in which such Stockholder resides.

        Beneficial owners of Eligible Shares whose shares are not registered in their own names may participate in the Plan by having their Eligible Shares of the class or series which they desire to enroll in the Plan transferred into their own names, unless those shares are held in a specific segregated registered account, such as a numbered or nominee account with a bank, trust company or broker, in which case Eligible Shares held in such account may be enrolled in the Plan by directing such bank, trust company or broker to complete and return the Authorization Form on behalf of the beneficial owners thereof.


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        Stockholders who intend to enroll in the Plan are strongly urged to ensure that all of their Eligible Shares (of the same or different class or series of shares) which they intend to enroll in the Plan are registered in exactly the same name and address.

        An Authorization Form will not be accepted from or on behalf of any Stockholder who the Corporation or the Plan Agent has reason to believe is not eligible to participate in the Plan.

ENROLLMENT

        A STOCKHOLDER WHO WISHES TO CONTINUE RECEIVING DIVIDENDS ON HIS ELIGIBLE SHARES IN CASH IS NOT REQUIRED TO COMPLETE OR FILE ANY DOCUMENTS OR TAKE ANY ACTION FOR THAT PURPOSE.

        To join the Plan, an eligible Stockholder must complete, sign and return to the Plan Agent the enclosed Authorization Form if he or she elects to enroll his or her Eligible Shares in the Plan. An addressed envelope is enclosed for such purpose. Additional Authorization Forms are available from the Plan Agent upon request. Once a Stockholder has enrolled in the Plan (a "Participant"), participation continues in respect of his or her Eligible Shares enrolled in the Plan (the "Participating Eligible Shares") until terminated by the Participant or by the Corporation in accordance with the terms of the Plan.

        Stockholders who intend to enroll all of their Eligible Shares of any class or series in the Plan and who have received more than one Authorization Form for that class or series as a result of such shares being registered in different names or addresses must return all of such Authorization Forms. Stockholders are reminded that they may consolidate all their different accounts by so advising the Plan Agent, and it is recommended that they do so.

        By completing an Authorization Form, with respect to each class or series of Eligible Shares covered thereby, a Participant thereby authorizes and directs the Corporation to pay dividends on all, but not part, of the Eligible Shares of that class or series registered in his or her name by the issuance of additional shares of Common Stock (after deduction of any applicable withholding tax). Such shares will be delivered to the Plan Agent on behalf of the Participants, and the Plan Agent will credit the account of each Participant with the number of such shares to which such Participant is entitled. Shares of Common Stock issued under the Plan will be registered in the name of the Plan Agent or its nominee. Subsequent dividends payable on additional shares of Common Stock acquired by a Participant pursuant to his or her participation in the Plan will be payable in the form of additional shares of Common Stock issued as stock dividends for the account of the Participant.


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        A Stockholder shall become a Participant in the Plan in respect of a class or series of Eligible Shares effective as of the date of the next declaration of dividends (the "Declaration Date") on such class or series of Eligible Shares, following receipt by the Plan Agent of a duly completed Authorization Form for that class or series. A Stockholder who wishes to participate in the Plan with respect to a particular dividend on a class or series of Eligible Shares must have his or her Authorization Form for that class or series in the hands of the Plan Agent in advance of the relevant Declaration Date for that class or series of Eligible Shares. If an Authorization Form is received by the Plan Agent from a Stockholder on or after a particular Declaration Date, that dividend will be paid to the Participant in the manner specified by the Board of Directors of the Corporation for Stockholders not participating in the Plan, and participation in the Plan will commence with the following Declaration Date for that class or series of Eligible Shares.

        Dividend payment dates for the Common Stock are expected to be the first business day of March, June, September and December. Declaration Dates may vary but are approximately four weeks before the corresponding dividend payment dates.

VALUATION AND PRICE OF ADDITIONAL SHARES OF COMMON STOCK

        On each dividend payment date for Participating Eligible Shares, the Corporation will issue and deliver to the Plan Agent on behalf of Participants, after deduction of any applicable withholding tax, the number of shares of Common Stock distributed as stock dividends, computed in the manner described below. Such additional shares of Common Stock will, in turn, be entitled to the benefit of subsequence stock dividends under the Plan.

        Each Participant's account with the Plan Agent will be credited with the numbers of shares of Common Stock including fractions thereof computed to four decimal places, which is equal to the aggregate of cash dividends (after deduction of any applicable withholding tax) which would otherwise be payable on such Participant's Participating Eligible Shares and on all shares of Common Stock held on behalf of such Participant by the Plan Agent under the Plan divided by 95% of the applicable Average Market Price (as hereinafter defined).

        The average market price (the "Average Market Price") on any dividend payment date will be (a) in respect of dividends on participating shares of Common Stock, the average of the closing prices of a round lot of Common Stock traced on the principal securities market on which the Common Stock is traded (as determined by the Board of Directors of the Corporation) on the last five trading days on which at least a round lot of Common Stock was traded, ending on the business day immediately preceding the applicable dividend payment date for the Common Stock, or (b) in respect of dividends on Participating Eligible Shares of a class or series other than Common Stock, the average of the closing prices of a round lot of Common Stock traced on the principal

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securities market on which the Common Stock is traded (as determined by the
Board of Directors of the Corporation) on the last five trading days on which at least a round lot of Common Stock was traded, ending on the business day immediately preceding the most recent dividend payment date for the Common Stock, unless such dividend payment date precedes by more than five days the dividend payment date for such class or series of Eligible Shares, in which case the aforementioned calculation shall be made with reference to the period ending on the dividend payment date for such class or series of Eligible Shares.

CERTIFICATES FOR ADDITIONAL SHARES OF COMMON STOCK

        Certificates for shares of Common Stock issued under the Plan will not initially be issued to Participants but will be registered in the name of the Plan Agent or its nominee. The number of shares of Common Stock issued under the Plan for each Participant will be credited to a Plan account established for that Participant and shown on his or her statement of account.

        A Participant may, without terminating his or her participation in the Plan, upon written request to the Plan Agent, have certificates registered in such Participant's name and delivered to such Participant for any number of whole shares of Common Stock held for such Participant's account under the Plan. Such requests must be mailed to EquiServe Shareholder Services, P.O. Box 8218, Boston, MA 02266-8218. Normally such certificates will be issued to a Participant within seven days following receipt by the Plan Agent of such Participant's account under the Plan, and the Participant will remain enrolled in the Plan.

        Accounts under the Plan will be maintained in the names in which stock certificates of the Participants were registered at the time they entered the Plan. As a result, stock certificates for whole shares of Common Stock will be similarly registered when issued.

        Shares of Common Stock held by the Plan Agent under the Plan may not be pledged, sold or otherwise disposed of by a Participant. A Participant who wishes to pledge, sell or otherwise dispose of such shares must request that certificates for such shares be issued to him or her.

        A certificate will not be issued for a fraction of a share.

STATEMENTS OF ACCOUNT

        The Plan Agent will maintain an account for each Participant. A statement of account will be mailed to each Participant by the Plan Agent as soon as practicable after each dividend payment date for Participating Eligible Shares.

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        Each such statement will indicate, among other things, (a) the number of additional whole shares of Common Stock and any fraction thereof to which such Participant became entitle by reason of such dividend payment, and (b) as of a date following such dividend payment date, the total number of whole shares of Common Stock standing to the credit of such Participant in the Plan and any fraction of a share of Common Stock held for the account of such Participant by the Plan Agent.

        These statements are a Participant's continuing permanent record of the value or price of the additional shares of Common Stock acquired under the Plan and should be retained for tax purposes.

TERMINATION OF PARTICIPATION

        Participation in the Plan may be terminated in respect of any class or series of Participating Eligible Shares by a Participant by written notice to the Plan Agent at the address specified under the heading "Certificates for Additional Shares of Common Stock." Termination of participation will become effective on the declaration date for any dividend declared on such class or series of Participating Eligible Shares immediately following receipt by the Plan Agent of the notice of termination. If such notice is received by the Plan Agent on or after the declaration date for any dividend declared on such class or series of Participating Eligible Shares, termination will not become effective until after the payment of such dividend. After termination, all subsequent dividends on such class or series of Participating Eligible Shares will be paid to the Stockholder in cash or in such other manner as may be specified by the Board of Directors of the Corporation for Stockholders not participating in the Plan.

        Participants are reminded that if the Participating Eligible Shares with respect to which they desire to terminate participation in the Plan are registered under different, or partially different, names and addresses, they must ensure that they advise the Plan Agent as to each account which they desire to terminate.

        Upon termination of participation in the Plan by a Participant of any class or series of Participating Eligible Shares held by a Participant, such Participant will be sent a stock certificate registered in his or her name representing the number of whole shares of Common Stock held for the account of such Participant, together with a cash payment for any fraction of a share of Common Stock credited to such Participant's account based on the Average Market Price prevailing on the last preceding dividend payment date for any class or series of Eligible Shares.

        Participation in the Plan by any Participant will automatically terminate in respect of all classes or series of Participating Eligible Shares upon receipt by the Plan Agent of a written notice satisfactory to the Plan Agent of the death of such Participant (in the case of a natural person) or dissolution of such Participant (in the case of a corporation or other business entity). In the event of such termination, and upon receipt by the Plan

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Agent of documentation satisfactory to it, the legal representative of or successor in interest to such Participant will be sent a stock certificate registered in his or her name representing the number of whole shares of Common Stock held for the account of such Participant together with a cash payment for any fraction of a share of Common Stock credited to such Participant's account based on the Average Market Price prevailing on the last preceding dividend payment date for any class or series of Eligible Shares.

        If a Participant disposes of all the shares of any class or series of Eligible Shares registered in his or her name, the Participant shall direct the disposition of the shares of Common Stock held by the Plan Agent for his or her account under the Plan. Until the Plan Agent is otherwise notified, dividends will continue to be paid on such shares by the issuance of additional shares of Common Stock to the Plan Agent for the account of such Participant.

STOCKHOLDER VOTING

        Whole shares of Common Stock held for a Participant's account under the Plan on the record date for a vote of Stockholders will be voted in the same manner as the Participant's Eligible Shares of record are voted either by proxy or by the Participant in person. Participants who cease to be Stockholders of record will continue to receive the same information as Stockholders of record so that shares held under the Plan may be voted in accordance with their instructions. Shares for which instructions are not received will not be voted.

        Fractional shares of Common Stock credited to a Participant's account will have voting rights.

RIGHTS OFFERINGS, STOCK SPLITS AND STOCK DIVIDENDS

        In the event that the Corporation makes available to its holders of Common Stock rights to subscribe for additional shares of Common Stock or other securities, Participants will be sent rights certificates for the aggregate number of shares of Common Stock registered in the name of such Participant and the additional whole shares of Common Stock standing to the credit of such Participant in the Plan. No such rights will be made available in respect of fractions of such shares held for the account of such Participant by the Plan Agent.

        Any shares of Common Stock distributed as a result of a stock dividend (other than a stock dividend paid to Participants in the Plan) on, or a stock split of, shares held by the Plan Agent for the account of a Participant under the Plan will be retained by the Plan Agent and credited proportionately to the accounts of all Participants in the Plan. Stock certificates for any shares of Common Stock resulting from a stock dividend (except as aforesaid) on, or a stock split of, shares of Common Stock held of record by a

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Participant will be mailed directly to such Participant in the same manner as to
Stockholders not participating in the Plan.

RESPONSIBILITIES OF THE CORPORATION AND THE PLAN AGENT

        Neither the Corporation nor the Plan Agent shall be liable for any act done in good faith or for any good faith omission to act nor shall the Corporation or the Plan Agent have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

RISK OF MARKET PRICE FLUCTUATIONS

        A Participant's investment in shares of Common Stock acquired under the Plan is recognized as being no different from an investment in shares of Common Stock directly held. Accordingly, neither the Corporation nor the Plan Agent can assure a profit or protect Participants against a loss on shares acquired under the Plan and each Participant shall bear the risk of loss and enjoy the benefits of any gain from market price with respect to shares of Common Stock acquired under the Plan.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

        The Corporation reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all Participants, at any time, provided such action has no retroactive effect that would prejudice the interests of Participants. All Participants will be sent written notice of any such amendment, modification, suspension or termination. If the Plan or participation therein is terminated in whole or in part by the Corporation, a certificate for the additional whole shares of Common Stock standing to the credit of each affected Participant will be issued together with a cash payment for any fraction of a share of Common Stock based on the Average Market Price prevailing on the last preceding dividend payment date for any class or series of Eligible Shares. In the event of suspension of the Plan by the Corporation, dividends payable on Participating Eligible Shares after the effective date of suspension will be paid to the Participants in cash or in such other manner as may be specified by the Board of Directors of the Corporation.

NOTICES

        All communications with or notices required to be given to the Plan Agent should be addressed to:

                      EquiServe Shareholder Services
                      Dividend Reinvest Section
                      P.O. Box 8218
                      Boston, MA 02266-8218


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        Additional Authorization Forms may be requested and inquiries made about the Plan, by writing to the mailing address shown above or by calling the Plan Agent at 1-800-633-4236.

        All communications with or notices required to be given to a Participant will be sent to the Participant at the most recent address appearing on the list of Stockholders maintained by the transfer agent of the Corporation or at a more recent address as furnished in writing by the Participant to the Plan Agent in the manner specified above.

ADMINISTRATION FEES

        Participants will pay no brokerage commissions in connection with shares of Common Stock issued under the Plan, and all administrative charges for the operation of the Plan by the Plan Agent will be paid by the Corporation.

APPLICATION OF FUNDS

        The funds which otherwise would have been paid out by the Corporation as cash dividends and which are retained by the Corporation as a result of the issuance of additional shares of Common Stock under the Plan will form part of the Corporation's general funds and will provide additional working capital for the Corporation.

PRINCIPAL STOCKHOLDER

        Lafarge S.A., which owned directly or indirectly 37,695,406 shares of Common Stock (approximately 55.3% of the outstanding Common Stock) of the Corporation as of June 30, 1999, is currently a participant in the Plan in respect of all of the shares of Common Stock that it holds in several of its affiliates. Under the provisions of the Plan, Lafarge S.A., as any other Participant, may reinstate its participation thereunder at any time in respect of any class or series of Participating Eligible Shares.

EFFECTIVE DATE

        The effective date of the Plan is August 1, 1983.


                                TAX CONSIDERATION

        The following is a summary of the income tax considerations relating to participation in the Plan. These comments are based on the Canadian (federal and Quebec) and United States federal tax legislation currently in effect.


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        Any Stockholder who wishes to participate in the Plan should consult his or her tax adviser as to the tax consequences in his or her country of residence.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Dividends paid, whether in cash or stock, to United States citizens, residents or corporations generally will be subject to tax at ordinary income rates in an amount equal, in the case of individuals, to the amount of the cash or the full fair market value of the stock on the date of distribution, and in the case of corporations, in a net amount equal to 30% of the cash or such value. The basis of shares distributed as stock dividends will equal their fair market value on the date of distribution, and their holding period will begin on the day following the date of distribution.

        A Participant will not realize taxable income when the Participant receives certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon withdrawal from or termination of the Plan. A Participant will recognize gain or loss when shares are sold or exchanged by the Participant after receipt of certificates for such shares or upon withdrawal from or termination of the Plan. A Participant will recognize gain or loss when shares are sold or exchanged by the Participant after receipt of certificates for such shares or withdrawal from or termination of the Plan. In the case of a fractional share, a Participant will recognize gain or loss when the Participant receives a cash adjustment for a fraction of a share credited to the Participant's account upon withdrawal from or termination of the Plan. The amount of such gain or loss will equal the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis therefor. Such gain or loss will be capital gain or loss, provided the Participant holds such shares as a capital asset on the date of the sale or exchange. Capital gains recognized after 1987 will be taxed at ordinary income rates.

        Dividends paid, whether in cash or stock, to a United States citizen or resident may be subject to United States backup withholding at the rate of 31% of the cash or the full fair market value of the stock on the date of distribution unless such person (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (b) provides a taxpayer identification number (social security number for individuals), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

        Dividends paid, whether in cash or stock, to Canadian resident individuals who are not United States citizens or residents and as to whom the dividends are not effectively connected with a United States trade or business and to Canadian corporations as to which the dividends are not so effectively connected, generally will be subject to United States withholding tax at the rate of 15% of the cash or the full fair market value of the stock on the date of distribution under the applicable income tax treaty.


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        Dividends paid, whether in cash or stock, to persons resident in other countries who are not United States citizens or residents and as to whom the dividends are not effectively connected with a United States trade or business generally will be subject to United States withholding tax at the rate of 30% of the cash or the full fair market value of the stock on the date of distribution or, if an income tax treaty is in effect between the country of the recipient and the United States, at the lower treaty rate.

        In measuring the amount of the dividend for United States tax purposes, the shares will be valued at their full fair market value, not at 95% thereof.

CANADIAN INCOME TAX CONSIDERATIONS

        Canadian resident individuals receiving a stock dividend from the Corporation will generally be regarded as receiving a dividend includable in income for Canadian federal or Quebec income tax purposes in an amount equal to the increase in the paid-up capital of the Corporation by virtue of the payment of the stock dividend, which amount will be $1.00 per share so issued. The cost of the shares received will be the same amount. Stock dividends received by corporations and mutual fund trusts will not be taxed as dividends and the cost of the shares received will be nil. After receipt of the stock dividend, the average cost of all the shares of the class or series held by the Participant may therefore be reduced for tax purposes. It is considered that no taxable benefit will arise as a result of the granting of a right to receive stock dividends calculated at 95% of the Average Market Price, or as a result of the exercise of such a right.

        The United States withholding tax of 15% deducted by the Corporation will be regarded for Canadian federal and Quebec income tax purposes as a cash dividend received by the Participant and must be included in the Participant's income. The United States tax withheld may be available to the Participant as a credit against Canadian taxes otherwise payable within prescribed limitations or as a deduction in computing the Participant's income. Special rules are applicable whether a corporation owns, directly or indirectly, not less than 10% of any class of shares in the Corporation.

        Cash dividends received from the Corporation by Canadian residents who do not elect to participate in the Plan will generally be fully taxable in Canada. United States withholding tax on the dividends will be eligible for foreign tax credits or deductions where applicable.


September 1999


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